Exhibit (a)

ARTICLES OF AMENDMENT

OF

ARTICLES OF INCORPORATION

VII PEAKS-KBR CO-OPTIVIST INCOME BDC II, INC., a corporation organized and existing under and by virtue of the laws of the State of Maryland, does hereby certify:

FIRST: The name of the corporation is VII PEAKS-KBR CO-OPTIVIST INCOME BDC II, INC.

SECOND: The Board of Directors of said corporation, at a meeting duly convened and held, adopted the following resolution:

RESOLVED, that the Board of Directors hereby declares it is advisable and in the best interests of the Corporation to change the name of the Corporation to “VII Peaks Co-Optivist Income BDC II, Inc.” by amending Article I of the Articles of Incorporation be amended to read in its entirety as follows:

“The name of the corporation is VII Peaks Co-Optivist Income BDC II, Inc.”

THIRD: That said amendment was approved by the Board of Directors of the Corporation at a duly-called meeting of the Board of Directors.

FOURTH: That said amendment did not require the approval of stockholders pursuant to Maryland Corporations and Associations Code §2-605(a)(1) because it only changed the name of the Corporation, and because neither the Corporation’s Articles of Incorporation or Bylaws prohibit the Board of Directors from approving a name change without action by the stockholders.

IN WITNESS WHEREOF, said corporation has caused these Articles of Amendment to be signed by Gurpreet Chandhoke, the corporation’s chairman and chief executive officer, this 28th day of August, 2013.

/s/ Gurpreet Chandhoke

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Gurpreet Chandhoke, Chairman and Chief Executive Officer

ATTEST:

/s/ Cecilia Shea

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Corporate Secretary